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                                 United States
                      Securities and Exchange Commission
                            Washington, D.C.  20549

                              -------------------


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 7, 1996



                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

                         Commission File No.  333-3338

     MINNESOTA                              41-1540241
     (State or other jurisdiction of        (IRS Employer
     incorporation or organization)         Identification No.)


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                        ADAMS OUTDOOR ADVERTISING, INC.
            (Exact name of registrant as specified in its charter)

                       Commission File No.  333-3338-01

     MINNESOTA                              41-154024
     (State or other jurisdiction of        (IRS Employer
     incorporation or organization)         Identification No.)


                       1380 West Paces Ferry Road, N.W.
                             Suite 170, South Wing
                              Atlanta, GA  30327
                   (Address of principal executive offices)

                                (404) 233-1366
             (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

     Pursuant to a Purchase Agreement (the "Purchase Agreement") dated October 25, 1996 with James McAndrew ("McAndrew") and Matthew Outdoor Advertising Acquisition Co., L.P. ("Matthew"), as amended on November 7, 1996, Adams Outdoor Advertising Limited Partnership completed the acquisition (the "Pocono Acquisition") an outdoor advertising business from McAndrew and Matthew in and around Pocono, Pennsylvania (the "Pocono Business") for approximately $8.2 million in cash. Adams Outdoor acquired the Pocono Business by purchasing all of its outstanding shares of PA Outdoor Advertising, Inc., a Pennsylvania corporation from McAndrew and certain assets related to the Pocono Business from Matthew. Through the Pocono Acquisition, Adams Outdoor acquired approximately 750 display faces in the Northeast Pennsylvania area. Such properties were previously used for outdoor advertisements in the outdoor advertising industry and Adams Outdoor intends to continue to use such properties for the same purposes.

     The purchase price of the Pocono Acquisition was determined by negotiation with the sellers and was based on an evaluation by Adams Outdoor of the probable cash flow to be generated by the acquired assets, the cost of duplicating or replacing the acquired assets and other similar factors. Adams Outdoor financed the purchase price paid in the Pocono Acquisition and certain fees and expenses associated with the Pocono Acquisition from the proceeds of borrowing under its existing credit facility agented by the Canadian Imperial Bank of Commerce (the "Credit Facility").

     Pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 18, 1996 with Morgan Newsome Monroe, Inc., a South Carolina corporation ("MNM") and its principal shareholders, on December 2, 1996, Adams Outdoor completed the acquisition (the "Newsome Acquisition") of substantially all of assets of MNM used in connection with the outdoor advertising business conducted under the name Newsome Outdoor Advertising for approximately $13.35 million in cash. Through the Newsome Acquisition, Adams Outdoor acquired approximately 2,150 display faces in and around Charleston, Florence, Laurens and Orangeburg, South Carolina. Such properties were previously used for outdoor advertisements in the outdoor advertising industry and Adams Outdoor intend to continue to use such properties for the same purpose.

     The purchase price of the Newsome Acquisition was determined by negotiation with the seller and was based on an evaluation by Adams Outdoor of the probable cash flow to be generated by the acquired assets, the cost of duplicating or replacing the acquired assets and other similar factors. In connection with the Newsome Acquisition, the Credit Facility was amended and restated (as so amended and restated, the "Amended Credit Facility") to provide for a commitment of $35 million thereunder. Adams Outdoor financed the purchase price paid in the Newsome Acquisition and certain fees and expenses associated

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with the Newsome Acquisition from the proceeds of borrowings under the Amended
Credit Facility.


Item 7.  Financial Statements and Exhibits

     (a)(4); (b)(2) It is currently impracticable to provide the required financial statements and pro forma financial information for the transaction described in Item 2 above at the time of this Report on Form 8-K. The required financial statements and pro forma financial information shall be filed under cover of a Form 8-K as soon as is practicable, but not later than 60 days of the filing of this report on Form 8-K.

     (c)  Exhibits

     Exhibit Number    Description
     --------------    -----------

     4.5 Amended and Restated Credit Agreement dated as of December 2, 1996 among Adams Outdoor Advertising Limited Partnership

     10.6 Purchase Agreement among Adams Outdoor Advertising Limited Partnership and James P. McAndrew and Matthew Outdoor Advertising Acquisition Co., L.P. dated as of October 25, 1996

     10.7 First Amendment to Purchase Agreement dated as of November 7, 1996 among Adams Outdoor Advertising Limited Partnership, James P. McAndrew and Matthew Outdoor Advertising Acquisition Co., L.P.

     10.8 Asset Purchase Agreement by and between Morgan Newsome Monroe, Inc., Adams Outdoor Advertising Limited Partnership, Phillip J. Newsome, Rodney R. Monroe and John F. Morgan dated as of November 18, 1996.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated:   December 13, 1996    ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP

                               By:  Adams Outdoor Advertising Inc., its
                                    general partner


                                    /s/ J. Kevin Gleason
                               By:  _________________________________________
                                    J. Kevin Gleason, Chief Executive Officer



                               ADAMS OUTDOOR ADVERTISING, INC.


                                    /s/ J. Kevin Gleason
                               By:  _________________________________________
                                    J. Kevin Gleason, Chief Executive Officer

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